SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 30549

                                    --------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           REGENCY CENTERS CORPORATION
             (Exact name of registrant as specified in its charger)

              Florida                                 59-3191743
              -------                                ----------
(State of incorporation or organization)    (I.R.S. employer identification no.)

                       121 West Forsyth Street, Suite 200
                           Jacksonville, Florida 32202
                    (Address of principal executive offices)

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. ___

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. ___

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Securities to be registered pursuant to Section 12(b) of the Act:

                     Title of Each Class to be so Registered
                     ---------------------------------------

Depositary Shares, each representing 1/10 of a share of 7.45% Series 3 Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per Depositary Share, Par Value $0.01 Per Share

          Name of Each Exchange on Which Each Class is to be Registered
          -------------------------------------------------------------

New York Stock Exchange

Item 1.  Description of Registrant's Securities to be Registered

         For a description of the Depositary Shares, each representing 1/10 of a share of 7.45% Series 3 Cumulative Redeemable Preferred Stock, Liquidation Preference $25.00 per Depositary Share, Par Value $0.01 Per Share, of Regency Centers Corporation (the "Company"), see the information under the caption "Description of Series 3 Preferred Stock and Depositary Shares" in the Company's prospectus supplement dated March 27, 2003 and the information under the captions "Description of Capital Stock," "Description of Preferred Stock," and "Description of Depositary Shares," in the accompanying prospectus, which are part of Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-3 filed with the Commission on July 27, 1998 (Registration No. 333-37911), which descriptions are hereby incorporated herein by reference. The Depositary Shares will be listed on the New York Stock Exchange for regular way trading.

Item 2.  Exhibits

         The following exhibits are filed as part of this registration statement:

           Exhibit No.         Description

                1 Amendment to Company's Articles of Incorporation Designating the Preferences, Rights and Limitations of 300,000 shares of 7.45% Series 3 Cumulative Redeemable Preferred Stock*

                2              Restated Articles of Incorporation of the
                               Company*

* Filed as an exhibit to the Company's Form 8-K filed April 4, 2003 and incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        REGENCY CENTERS CORPORATION
                                                  (Registrant)


                                        By:   /s/  Bruce M. Johnson
                                           -------------------------------------
                                            Bruce M. Johnson, Managing Director
                                            and Principal Financial Officer


Dated:  April 4, 2003







                                       3